Pricing Supplement No. 9                           Filing Under Rule 424(b)(3)
Dated:  July 2, 1997                               Registration No. 33-54820
(To Prospectus, dated
 April 5, 1995, as supplemented
 by Prospectus Supplement,
 dated April 5, 1995)

                                   $55,000,000
                            Indiana Gas Company, Inc.
                           Medium-Term Notes, Series E
Principal Amount:                    $6,500,000              Redeemable:  Yes __ No _X_
Original Issue Date:                 July 8, 1997            Initial Redemption Date:                       N/A
Interest Rate:                       6.54%                      Redemption Limitation Date:                 N/A
Overdue Interest Rate:               N/A                        Initial Redemption Price:                   N/A
Stated Maturity Date:                July 9, 2007            Reduction Percentage:                          N/A
Issue Price:                         100%                    Regular Record Dates:                          A/S
Agents' Commission:                   .5%                    Form:
Proceeds to Company:                 99.5%                      Book Entry (DTC)                            _X_
Interest Payment Dates:              A/S                        Certificated                                ____

         Repayable at the Option of the Holder:  Yes_X__ No __
         Optional Repayment Date:  July 9, 2002
         Price to be Repaid (if other than unpaid principal amount plus accrued interest): ___N/A______________

Redemption prices (if any): The Initial Redemption Price shall be __N/A__% of the principal amount of such Notes to be redeemed and shall decline on each anniversary of the Initial Redemption Date by a Reduction Percentage of __N/A__% of the principal amount to be redeemed until the redemption price shall be 100% of such principal amount.

Additional terms:  N/A



         Prior to the date of this Pricing Supplement, the Company has sold $48,500,000 aggregate principal amount of the Medium-Term Notes, Series E.

         N/A as used herein means "Not Applicable." A/S as used herein means "As stated in the Prospectus Supplement referred to above."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


(  )  Goldman, Sachs & Co.                            ( X )  Merrill Lynch & Co.